UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of Prudential Financial, Inc. (the “Company”) has concluded that certain amounts were incorrectly classified in the Company’s audited Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002 included in the Company’s 2004 Annual Report on Form 10-K (the “2004 Form 10-K”) and in the Company’s unaudited Consolidated Statements of Cash Flows for the periods ended March 31 and June 30, 2005 and 2004 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2005 (the “2005 Forms 10-Q”). In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2005, which are not yet complete, management of the Company concluded on February 1, 2006 that the Company should file a Form 10-K/A and Forms 10-Q/A restating the Consolidated Statements of Cash Flows included in the 2004 Form 10-K and in the 2005 Forms 10-Q and that such Consolidated Statements of Cash Flows, pending these restatements, should not be relied upon. Correct classifications were included in the Company’s unaudited Consolidated Statements of Cash Flows for the periods ended September 30, 2005 and 2004 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Although the restatements will affect the subtotals of cash flows from operating, investing and financing activities, they will have no impact on the net increase (decrease) in cash and cash equivalents for any previously reported period. The restatements will also have no impact on the Company’s Consolidated Statements of Financial Position, Consolidated Statements of Operations or the related earnings per share amounts as of the end of or for any previously reported period nor will they affect adjusted operating income for any previously reported period. Adjusted operating income differs from income from continuing operations before income taxes and net income determined in accordance with generally accepted accounting principles and is the financial measure that the Company uses to analyze the operations of each segment in managing its Financial Services Businesses, as described in the 2004 Form 10-K and 2005 Forms 10-Q.

The restatements are primarily attributable to the incorrect classification in prior periods of the net increase (decrease) in payables and receivables arising from investment purchases and sales that had not yet settled as of the end of the reporting period and, for the year ended December 31, 2004, a misclassification arising in connection with the deconsolidation of a previously consolidated subsidiary. In the affected previously reported Consolidated Statements of Cash Flows, changes in the net receivable/payable from unsettled investment purchases and sales were classified within “adjustments to reconcile net income to cash provided by operating activities.” To the extent such balances pertained to investments classified as either available for sale or held to maturity, changes in such balances should have been included within cash flows from investing activities, consistent with the related investments. The net increase (decrease) in payables and receivables arising from unsettled purchases and sales pertaining to trading account assets was properly classified within “adjustments to reconcile net income to cash provided by operating activities.”

The above conclusions were reached in consultation with members of the Audit Committee of the Company’s Board of Directors and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. A copy of this disclosure was provided to PricewaterhouseCoopers LLP in advance of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2006

PRUDENTIAL FINANCIAL, INC.

By:	/s/ DENNIS G. SULLIVAN
Name: Dennis G. Sullivan Title: Principal Accounting Officer